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FOURTH SUPPLEMENTAL INDENTURE OF TRUST

between

COLLEGE LOAN CORPORATION TRUST I

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee
Dated as of October 1, 2003

Series 2003-2 Notes

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TABLE OF CONTENTS

                                                                                      Page

Section 1.  Definitions and Related Matters                                             2
Section 2.  Authorization and Terms of Series 2003-2 Notes                              5
Section 3.  Interest Payable On Series 2003-2 Notes                                     7
Section 4.  Additional Provisions Regarding the Applicable Interest Rate                7
Section 5.  Purposes of Issuance of Series 2003-2 Notes                                 8
Section 6.  Deposit of Series 2003-2 Note Proceeds                                      8
Section 7.  Redemption of Series 2003-2 Notes                                           8
Section 8.  Book-Entry Series 2003-2 Notes                                             11
Section 9.  Limitation on Fees                                                         13
Section 10. Certain Designations Pursuant to the Indenture                             13
Section 11. Mandatory Redemption of or Distributions of Principal With
            Respect to Notes                                                           15
Section 12. List of Non-Business Days                                                  15
Section 13. Certain Findings, Determinations and Designations                          15
Section 14. Conditions Precedent                                                       16
Section 15. [Reserved]                                                                 16
Section 16. Notices to the Eligible Lender Trustee and the Trustee                     16
Section 17. Governing Law                                                              16
Section 18. Headings                                                                   16
Section 19. Severability                                                               16
Section 20. Counterparts; Facsimile                                                    17
Section 21. Effect of Fourth Supplement                                                17
Section 22. Rights, Privileges and Immunities of Trustee                               17

SCHEDULE I TARGETED BALANCE SCHEDULE                                                    1

Exhibit A  Form of Series 2003-2 Notes                                                  1

Exhibit B  Rating Agency CONDITION                                                      1

FOURTH SUPPLEMENTAL INDENTURE OF TRUST

           THIS FOURTH SUPPLEMENTAL INDENTURE OF TRUST (this “Fourth Supplement”), dated as of October 1, 2003, between COLLEGE LOAN CORPORATION TRUST I, a Delaware statutory trust (the “Issuer”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation duly established, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the State of New York (the “Trustee”);

R E C I T A L S:

           WHEREAS, the Issuer, Deutsche Bank Trust Company Americas, as eligible lender trustee, and the Trustee, as indenture trustee, have previously executed and delivered an Amended and Restated Indenture of Trust (the “Base Indenture”), dated as October 1, 2003 (the Base Indenture, the First Supplement, the Second Supplement and the Third Supplement (each as defined below), as amended from time to time, are collectively referred to as the “Indenture”); and

           WHEREAS, the Indenture prescribes the terms and conditions upon which the Issuer may from time to time authorize and issue series of Notes (as defined in the Indenture); and

           WHEREAS, the Issuer previously authorized and issued multiple series of Senior and Subordinated Notes; and

           WHEREAS, the Issuer has authorized and determined to issue two series of Senior Notes (collectively, the “Series 2003-2 Notes”) pursuant to the Indenture and this Fourth Supplement; and

           WHEREAS, the Issuer desires by this Fourth Supplement to (a) prescribe the terms and provisions of the Series 2003-2 Notes all as more fully set forth herein and (b) to amend and supplement certain terms and provisions of the Indenture as set forth herein, which amendments have been agreed to by the Issuer and the Trustee; and

           WHEREAS, with respect to clause (a) above, pursuant to Section 8.01(e) of the Indenture, the Issuer and the Trustee may amend the Indenture without consent of, or notice to, any of the Noteholders or any Other Beneficiary to authorize the issuance of a series of Notes, subject to the requirements of Article II of the Indenture; and

           WHEREAS, with respect to clause (b) above, pursuant to Section 8.01(j) of the Indenture, the Issuer and the Trustee may amend the Indenture without consent of, or notice to, any of the Noteholders or any Other Beneficiary for the purpose of making any change to the Indenture if the Rating Agency Condition shall have been satisfied with respect thereto; and further that the Rating Agency Condition has been satisfied with respect to this amendment as evidenced by the letters attached hereto as Exhibit B; and

           WHEREAS, the execution and delivery of this Fourth Supplement and the issuance of the Series 2003-2 Notes have been in all respects duly and validly authorized by the Issuer and all acts and things necessary to constitute this Fourth Supplement a valid supplemental indenture according to its terms have been done and performed;

           NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements contained herein, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Fourth Supplement hereby agree as follows:

           Section 1.  Definitions and Related Matters.

(a) In the event that any term or provision contained in this Fourth Supplement shall conflict with or be inconsistent with any provision contained in the Base Indenture or any Supplement the terms and provisions of this Fourth Supplement shall govern with respect to the Series 2003-2 Notes.

(b) All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture.

(c) In addition, the following terms shall have the following respective meanings unless the context hereof clearly requires otherwise:

           “Acquisition Period” means, with respect to the use of proceeds of the Series 2003-2 Notes in the Acquisition Fund, the period beginning on the Closing Date and ending on and including April 26, 2003.

           “Administration Fee” means a monthly fee equal to 1/12 of 0.10% of the ending Principal Balance of the Financed Student Loans, plus accrued interest thereon, during the preceding month, or such greater or lesser amount as may be provided by Issuer Order (provided that the Rating Agency Condition is met with respect to any increase in such amount) which shall be released to the Issuer each month to cover its expenses (other than Servicing Fees and Note Fees) incurred in connection with carrying out and administering its powers, duties and functions under this Indenture and any related agreements.

           “Applicable Interest Rate” means the rate of interest per annum borne from time to time by a series of the Series 2003-2 Notes, which shall be (a) during the Initial Interest Period for such series, the Initial Interest Rate, and (b) during each Interest Period thereafter, LIBOR plus 0.3% with respect to the Series 2003-2A-1 Senior Notes, LIBOR plus 0.14% with respect to the Series 2003-2A-2 Senior Notes and LIBOR plus 0.20% with respect to the Series 2003-2A-3 Senior Notes.

           “Auction Rate Notes” means each series of Notes for which the applicable interest rate is determined periodically pursuant to the auction procedures described in the applicable Supplemental Indenture pursuant to which such series of Notes was issued. As of the Closing Date, each series of Notes issued pursuant to the First Supplement, the Second Supplement and the Third Supplement is a series of Auction Rate Notes.

           “Authorized Denominations” means $100,000 and any multiple of $1,000 in excess thereof.

           “Base Indenture” shall have the meaning ascribed to such term in the Recitals hereof.

           “Book-Entry Form” or “Book-Entry System” means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry and (b) physical securities in registered form are issued only to a Securities Depository or its nominee as registered holder, with the securities “immobilized” to the custody of the Securities Depository.

           “Business Day” means, (i) for purposes of calculating LIBOR, any day on which banks in New York, New York and London, England are open for the transaction of international business and (ii) for all other purposes, the meaning set forth in the Indenture.

           “Closing Date” means October 9, 2003.

           “First Supplement” means the First Supplemental Indenture of Trust, dated as of March 1, 2002 between the Issuer and the Trustee, as amended or supplemented in accordance with the terms thereof and of the Indenture.

           “Fourth Supplement” means this Fourth Supplemental Indenture of Trust, dated as of October 1, 2003, between the Issuer and the Trustee, as amended or supplemented in accordance with the terms hereof and of the Indenture.

           “Indenture” means the Indenture of Trust, dated as of March 1, 2002, from the Issuer, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as eligible lender trustee, to the Trustee, and as may be further amended and supplemented from time to time.

           “Initial Interest Period” means the period commencing on the Closing Date and continuing through the day immediately preceding the Initial Interest Rate Adjustment Date.

           “Initial Interest Rate” means 1.185% per annum in the case of the Series 2003-2A-1 Senior Notes, 1.295% per annum in the case of the Series 2003-2A-2 Senior Notes and 1.355% per annum in the case of the Series 2003-2A-3 Senior Notes.

           “"Initial Interest Rate Adjustment Date"” means January 26, 2004.

           “Interest Payment Date” means the 25th day of each January, April, July and October, or if such day is not a Business Day, the next succeeding Business Day, commencing January 26, 2003.

           “Interest Period” means, (i) with respect to the initial Interest Payment Date, the Initial Interest Period; and (ii) with respect to each Interest Payment Date thereafter, the period beginning on the prior Interest Payment Date and ending on the day immediately preceding such Interest Payment Date.

           “LIBOR” means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of three months which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date as determined by the Trustee or its agent. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of three months and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Trustee will request the principal London office of each Reference Bank identified to it by the Issuer Administrator to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Issuer Administrator at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. dollars to leading European banks having a maturity of three months and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable Interest Period will be the LIBOR in effect for the previous Interest Period.

           “LIBOR Determination Date” means, for each Interest Period, the second Business Day immediately preceding the first day of that Interest Period.

           “Note Registrar” means, with respect to the Series 2003-2 Notes, the Trustee.

           “Participant” means a member of, or participant in, the Securities Depository.

           “Paying Agent” means the Trustee and its successor or successors or any other commercial bank designated in accordance herewith as a place at which principal of or interest on the Series 2003-2 Notes is payable.

           “Percentage Interest” means, with respect to a Series 2003-2 Note, the fraction, expressed as a percentage, the numerator of which is the original denomination represented by such Series 2003-2 Note and the denominator of which is the original Pricipal Amount of all Series 2003-2 Notes of that Series.

           “Program Expense Percentage” means, with respect to any Interest Period, the per annum rate of interest (rounded to the next highest 0.01%) equal to the sum of the Note Fees, Administration Fee and Servicing Fees, in each case for the calendar month immediately preceding such Interest Period, as determined by the Issuer on the last day of such calendar month, expressed as a percentage of the average daily outstanding Principal Balance of the Financed Student Loans during such month.

           “Quarterly Distribution Date” means, with respect to the Series 2003-2 Notes, each Interest Payment Date.

           “Reference Banks” means, with respect to a determination of LIBOR for any Interest Period by the Trustee, four major banks in the London interbank market selected by the Issuer Administrator.

           “Regular Record Date” means, with respect to any series of Series 2003-2 Notes, one Business Day prior to each Quarterly Distribution Date.

           “Reserve Fund Requirement” means, at any time, an amount equal to (a) 0.75% of the aggregate Principal Amount of Notes then Outstanding, or (b) such other lesser or greater amount specified as the Reserve Fund Requirement in another supplemental indenture; provided, however, that in no event shall the amount on deposit be less than $500,000.

           “Second Supplement” means the Second Supplemental Indenture of Trust, dated as of June 1, 2002, between the Issuer and the Trustee, as amended or supplemented in accordance with the terms thereof and of the Indenture.

           “Securities Depository” means The Depository Trust Company, New York, New York, and its successors and assigns, or, if (a) the then-existing Securities Depository resigns from its functions as depository of the Series 2003-2 Notes or (b) the Issuer discontinues use of the Securities Depository pursuant to Section 17(c) hereof, then any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Series 2003-2 Notes and which is selected by the Issuer with the consent of the Trustee.

           “Series 2003-2 Notes” means the Series 2003-2A-1 Senior Notes, the Series 2003-2A-2 Senior Notes and the Series 2003-2A-3 Senior Notes.

           “Series 2003-2A-1 Senior Notes” means the Notes created and to be issued under this Fourth Supplement in the original Principal Amount of $345,000,000 and designated as the “Student Loan Asset-Backed Notes, Senior Series 2003-2A-1.”

           “Series 2003-2A-2 Senior Notes” means the Notes created and to be issued under this Fourth Supplement in the original Principal Amount of $646,800,000 and designated as the “Student Loan Asset-Backed Notes, Senior Series 2003-2A-2.”

           “Series 2003-2A-3 Senior Notes” means the Notes created and to be issued under this Fourth Supplement in the original Principal Amount of $308,200,000 and designated as the “Student Loan Asset-Backed Notes, Senior Series 2003-2A-3.”

           “Targeted Balance” means, for each series of Series 2003-2 Notes and each Quarterly Distribution Date, the amount listed on Schedule I hereto as the Targeted Balance for each such series on such Quarterly Distribution Date.

           “Telerate Page 3750” means the display page so designated on the Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

           “Third Supplement” means the Third Supplemental Indenture of Trust, dated as of March 1, 2003, between the Issuer and the Trustee, as amended or supplemented in accordance with the terms hereof and of the Indenture.

           Section 2.  Authorization and Terms of Series 2003-2 Notes. There is hereby created and there shall be (a) a series of Senior Notes entitled “Student Loan Asset-Backed Notes, Senior Series 2003-2A-1"; (b) a series of Senior Notes entitled “Student Loan Asset-Backed Notes, Senior Series 2003-2A-2; and (c) a series of Senior Notes entitled “Student Loan Asset-Backed Notes, Senior Series 2003-2A-3.”

           The Series 2003-2A-1 Senior Notes shall have a Stated Maturity on July 25, 2008, the Series 2003-2A-2 Senior Notes shall have a Stated Maturity on January 25, 2012, and the Series 2003-2A-3 Senior Notes shall have a Stated Maturity on July 25, 2013.

           Each series of Series 2003-2 Notes shall bear interest at its Applicable Interest Rate, and at such Applicable Interest Rate (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest.

           The Series 2003-2 Notes shall be issued as fully registered Notes without coupons in Authorized Denominations.

           The Series 2003-2 Notes shall be dated as provided in Section 2.09 of the Indenture and shall bear interest from their date of original issue until payment of principal has been made or duly provided for. With respect to each series of Series 2003-2 Notes, the date of original issue of the Series 2003-2 Notes shall be the Closing Date set forth in this Fourth Supplement. The Series 2003-2 Notes of each series shall be numbered in such manner as the Note Registrar shall determine.

           Interest on each series of Series 2003-2 Notes shall be computed on the basis of a 360-day year for the number of days actually elapsed, and shall be payable on each Interest Payment Date with respect to such series prior to the Maturity thereof and at the Maturity thereof. The interest payable on each Interest Payment Date for each series of Series 2003-2 shall be that interest which has accrued through the last day preceding such Interest Payment Date or, in the case of the Maturity of a Series 2003-2 Note, the last day preceding the date of such Maturity. The Applicable Interest Rate shall be effective as of and on the first day of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

           The principal of the Series 2003-2 Notes, together with interest payable on the Series 2003-2 Notes at the Maturity thereof if the date of such Maturity is not a regularly scheduled Interest Payment Date, shall be payable in lawful money of the United States of America upon, except as otherwise provided in Section 8 hereof, presentation and surrender of such Series 2003-2 Notes at the Principal Office of the Trustee, as Paying Agent with respect to the Series 2003-2 Notes, or a duly appointed successor Paying Agent. Interest due on the Series 2003-2 Notes on each regularly scheduled Interest Payment Date shall, except as otherwise provided in Section 8 hereof, be paid by check or draft drawn upon the Paying Agent and mailed to the person who is the Holder thereof as of 5:00 p.m. on the Regular Record Date for such Interest Payment Date at the address of such Holder as it appears on the Note Register, or, in the case of any Series 2003-2 Note the Holder of which is the Holder of Series 2003-2 Notes in the aggregate Principal Amount of $1,000,000 or more (or, if less than $1,000,000 in Principal Amount of Series 2003-2 Notes is Outstanding, the Holder of all outstanding Series 2003-2 Notes), at the direction of such Holder received by the Paying Agent by 5:00 p.m. on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Holder. Any interest not so timely paid or duly provided for (herein referred to as “Defaulted Interest”) shall cease to be payable to the person who is the Holder thereof at the close of business on the Regular Record Date and shall be payable to the person who is the Holder thereof at the close of business on a Special Record Date for the payment of any such Defaulted Interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest, and notice of the Special Record Date shall be given to the Holders of the Series 2003-2 Notes with respect to which such Defaulted Interest is to be paid, not less than 10 days prior to such Special Record Date by first-class mail to each such Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the Special Record Date and the date fixed for the payment of such Defaulted Interest. All payments of principal of and premium, if any, and interest on the Series 2003-2 Notes shall be made in lawful money of the United States of America.

           The Series 2003-2 Notes are subject to redemption prior to their Stated Maturity upon the terms and conditions and at the Prepayment Prices specified in Section 16 hereof.

           Subject to the provisions of the Indenture, the Series 2003-2 Notes shall be in substantially the form set forth in Exhibit A hereto, with such variations, omissions and insertions as may be required by the circumstances, be required or permitted by the Indenture, or be consistent with the Indenture and necessary or appropriate to conform to the rules and requirements of any governmental authority or any usage or requirement of law with respect thereto.

           Section 3.  Interest Payable On Series 2003-2 Notes. During the Initial Interest Period, each series of Series 2003-2 Notes shall bear interest at the Initial Interest Rate for such series. Thereafter, each series of the Series 2003-2 Notes shall bear interest at the Applicable Interest Rate for the number of days of the applicable Interest Period, as determined pursuant to this Section 3.

           On each LIBOR Determination Date, the Trustee shall determine LIBOR and the Applicable Interest Rate for each series of Series 2003-2 Notes for the upcoming Interest Period. Promptly following each LIBOR Determination Date, the Trustee shall provide the Issuer Administrator with written notice of LIBOR and the Applicable Interest Rates so determined.

           Section 4.  Additional Provisions Regarding the Applicable Interest Rate. The determination of LIBOR and each Applicable Interest Rate by the Trustee pursuant to the provisions of Section 3 of this Fourth Supplement shall be conclusive and binding on the Holders of the series of Series 2003-2 Notes to which LIBOR and such Applicable Interest Rate applies, and the Issuer and the Issuer Administrator may rely thereon for all purposes.

           In no event shall the cumulative amount of interest paid or payable on a series of Series 2003-2 Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Series 2003-2 Notes of such series under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Series 2003-2 Notes of such series or related documents) calculated from the date of issuance of such series through any subsequent day during the term of such series or otherwise prior to payment in full of the Series 2003-2 Notes of such series exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Series 2003-2 Notes of a series or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Series 2003-2 Notes of such series, or if the redemption or acceleration of the maturity of the Series 2003-2 Notes of such series results in payment to or receipt by the Holder or any former Holder of the Series 2003-2 Notes of such series of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Series 2003-2 Notes of such series or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Series 2003-2 Notes of such series shall be credited on the Principal Amount of the Series 2003-2 Notes of such series (or, if the Series 2003-2 Notes of such series have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Series 2003-2 Notes of such series and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Series 2003-2 Notes of such series and under the related documents.

           Section 5.  Purposes of Issuance of Series 2003-2 Notes. The Series 2003-2 Notes are being issued (a) to provide funds to be used to acquire Student Loans, (b) to pay interest on the Notes and Servicing Fees, Administration Fees and Note Fees, (c) to fund the Reserve Fund, and (d) to pay the costs of issuing the Series 2003-2 Notes.

           Section 6.  Deposit of Series 2003-2 Note Proceeds. From the net proceeds derived from the sale of the Series 2003-2 Notes on the Closing Date $1,297,166,450, there shall be deposited with the Trustee:

(a) for credit to the Acquisition Fund, an amount equal to $1,287,416,450 ($670,500 of which will be used to pay the costs of issuance other than the underwriting discount); and

(b) for credit to the Reserve Fund, an amount equal to $9,750,000.

           Section 7.  Redemption of Series 2003-2 Notes. The Series 2003-2 Notes are subject to redemption as provided in this Section 7.

(a) So long as any Series 2003-2 Notes are Outstanding, on each Monthly Calculation Date the Trustee, upon receipt of an Issuer Order, shall transfer to the Retirement Account pursuant to Section 4.05(m) of the Base Indenture (to the extent amounts are available in the Collection Fund or the Surplus Fund, after taking into account all prior application of moneys in those Funds on that Monthly Calculation Date) an amount equal to the amount determined by the following formula.

TA = [(TB) x (F/3)] - RAB

Where

TA = Amount to be transferred to the Retirement Account on the Monthly Calculation Date.

TB = Excess, if any, of the aggregate outstanding Principal Amount of each series of Series 2003-2 Notes immediately prior to the Monthly Calculation Date less the aggregate Targeted Balance of each series of Series 2003-2 Notes listed on Schedule I hereto for the next Quarterly Distribution Date or, if such Monthly Calculation Date is also a Quarterly Distribution Date, the Targeted Balance for that Quarterly Distribution Date.

F=1 for the first Monthly Calculation Date occurring in an Interest Period, starting in November 2003, 2 for the second Monthly Calculation Date occurring in an Interest Period and 3 for the third Monthly Calculation Date occurring in an Interest Period.

RAB = Amount on deposit in the Retirement Account immediately prior to such Monthly Calculation Date.

So long as any Series 2003-2A-1 Senior Notes are Outstanding, on each Quarterly Distribution Date the Trustee, upon receipt of an Issuer Order, shall use amounts on deposit in the Retirement Account to redeem Series 2003-2A-1 Senior Notes up to the amount needed to reduce their outstanding Principal Amount to their Targeted Balance listed on Schedule I hereto for that Quarterly Distribution Date. Failure to redeem Series 2003-2A-1 Notes on a Quarterly Distribution Date to the applicable Targeted Balance shall not be an Event of Default.

On each Quarterly Distribution Date on and after the Quarterly Distribution Date on which the outstanding Principal Amount of the Series 2003-2A-1 Senior Notes is reduced to zero, the Trustee, upon receipt of an Issuer Order, shall use amounts on deposit in the Retirement Account to redeem Series 2003-2A-2 Senior Notes up to the amount needed to reduce their outstanding Principal Amount to the Targeted Balance listed on Schedule I hereto for that Quarterly Distribution Date. Failure to redeem Series 2003-2A-2 Notes on a Quarterly Distribution Date to the applicable Targeted Balance shall not be an Event of Default.

On each Quarterly Distribution Date on and after the Quarterly Distribution Date on which the outstanding Principal Amounts of the Series 2003-2A-1 Senior Notes and the Series 2003-2A-2 Senior Notes are reduced to zero, the Trustee, upon receipt of an Issuer Order, shall use amounts on deposit in the Retirement Account to redeem Series 2003-2A-3 Senior Notes up to the amount needed to reduce their outstanding Principal Amount to the Targeted Balance listed on Schedule I hereto for that Quarterly Distribution Date. Failure to redeem Series 2003-2A-3 Notes on a Quarterly Distribution Date to the applicable Targeted Balance shall not be an Event of Default.

(b) Redemption of Notes will be made pursuant to Section 4.05(u) of the Base Indenture as follows:

First, to redeem each series of Auction Rate Notes issued by the Trust that are then permitted to be redeemed. The specific series of Notes to be redeemed will be determined by Issuer Order and the redemptions will occur on the dates determined for the applicable series pursuant to the terms of the applicable Supplemental Indenture pursuant to which such series of Notes was issued.

Second, to redeem Series 2003-2A-1 Senior Notes until their outstanding Principal Amount is reduced to zero.

Third, to redeem Series 2003-2A-2 Senior Notes until their outstanding Principal Amount is reduced to zero.

Fourth, to redeem Series 2003-2A-3 Senior Notes until their outstanding Principal Amount is reduced to zero.

As a result of the priorities described above:

           (i)  the Series 2003-2A-3 Senior Notes will not receive any payments of principal so long as any Series 2003-2A-2 Senior Notes remain outstanding;

           (ii)  the Series 2003-2A-2 Senior Notes will not receive any payments of principal so long as any Series 2003-2A-1 Senior Notes remain outstanding;

           (iii)  so long as any Series 2003-2 Senior Notes remain outstanding, deposits will be made to the Retirement Account prior to any other series of Notes issued by the Trust receiving a principal payment, except for any payments due at the Stated Maturity of a series of Notes; and

           (iv)  so long as any series of Auction Rate Notes issued by the Trust that are then permitted to be redeemed remain outstanding, the Series 2003-2 Notes will not receive any payments of principal exceeding the amount needed to reduce their outstanding Principal Amounts to the Targeted Balances listed on Schedule I hereto for the appropriate Quarterly Distribution Date.

(c) Selection of Series 2003-2 Notes for Redemption. If less than all Outstanding Series 2003-2A-1 Senior Notes, Series 2003-2A-2 Senior Notes or Series 2003-2A-3 Senior Notes are to be redeemed pursuant to subsections (a) or (b) of this Section 7, redemptions will be made to the Noteholders of the series of Series 2003-2 Notes being redeemed on a pro rata basis based upon the Percentage Interest represented by their respective Notes.

The Trustee shall promptly notify the Note Registrar and any Paying Agent for the Series 2003-2 Notes (in each case, if other than the Trustee) in writing of the Series 2003-2 Notes selected for redemption and, in the case of any Series 2003-2 Note selected for partial redemption, the Principal Amount thereof to be redeemed.

For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to the redemption of Series 2003-2 Notes shall relate, in the case of any Series 2003-2 Note redeemed or to be redeemed only in part, to the portion of the principal of such Series 2003-2 Note which has been or is to be redeemed.

(d) Notice of Redemption. The provisions of Section 3.04 of the Indenture shall not apply to the Series 2003-2 Notes.

           Section 8. Book-Entry Series 2003-2 Notes.

(a) Subject to subsection (c) below, the registered Holder of all Series 2003-2 Notes shall be the Securities Depository, and the Series 2003-2 Notes shall be registered in the name of the nominee for the Securities Depository.

(b) The Series 2003-2 Notes shall be initially issued in the form of one or more separate, authenticated fully-registered Series 2003-2 Notes for each series thereof in the aggregate Principal Amount of such series. Upon initial issuance, the ownership of each such Series 2003-2 Note shall be registered in the registration books kept by the Note Registrar in the name of the nominee of the Securities Depository. The Trustee and the Issuer may treat the Securities Depository (or its nominee) as the sole and exclusive owner of the Series 2003-2 Notes registered in its name for the purposes of (i) payment of the principal or Prepayment Price of and interest on the Series 2003-2 Notes, (ii) selecting the Series 2003-2 Notes or portions thereof to be redeemed, (iii) giving any notice permitted or required to be given to Holders under the Indenture, (iv) registering the transfer of Series 2003-2 Notes, and (v) obtaining any consent or other action to be taken by Holders and for all other purposes whatsoever, and neither the Trustee nor the Issuer shall be affected by any notice to the contrary (except as provided in subsection (c) below). Neither the Trustee nor the Issuer shall have any responsibility or obligation to any Participant, any beneficial owner of Series 2003-2 Notes or any other Person claiming a beneficial ownership interest in the Series 2003-2 Notes under or through the Securities Depository or any Participant, or any other Person which is not shown on the registration books of the Note Registrar as being a Holder, with respect to the accuracy of any records maintained by the Securities Depository or any Participant, the payment to the Securities Depository of any amount in respect of the principal or Prepayment Price of or interest on the Series 2003-2 Notes; any notice which is permitted or required to be given to Holders under the Indenture; the selection by the Securities Depository or any Participant of any Person to receive payment in the event of a partial redemption of the Series 2003-2 Notes; or any consent given or other action taken by the Securities Depository as Holder. The Trustee shall pay all principal and Prepayment Price of and interest on the Series 2003-2 Notes only to or upon the order of the Securities Depository, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer's obligations with respect to the principal, purchase price or Prepayment Price of and interest on the Series 2003-2 Notes to the extent of the sum or sums so paid. Except as provided in subsection (c) below, no Person other than the Securities Depository shall receive an authenticated Series 2003-2 Note evidencing the obligation of the Issuer to make payments of principal or Prepayment Price and interest pursuant to this Indenture. Upon delivery by the Securities Depository to the Trustee of written notice to the effect that the Securities Depository has determined to substitute a new nominee in place of the preceding nominee, the Series 2003-2 Notes will be transferable to such new nominee in accordance with subsection (f) below.

(c) If the Issuer determines that it is in the best interest of the Issuer not to continue the Book-Entry System of transfer or that the interest of the Holders might be adversely affected if the Book-Entry System of transfer is continued, the Issuer may so notify the Securities Depository and the Trustee, whereupon the Securities Depository will notify the Participants of the availability through the Securities Depository of definitive Series 2003-2 Notes. In such event, the Trustee shall authenticate, transfer and exchange definitive Series 2003-2 Notes as requested by the Securities Depository in appropriate amounts in accordance with subsection (f) below. The Securities Depository may determine to discontinue providing its services with respect to the Series 2003-2 Notes at any time by giving notice to the Issuer and the Trustee and discharging its responsibilities with respect thereto under applicable law, or the Issuer may determine that the Securities Depository is incapable of discharging its responsibilities and may so advise the Securities Depository. In either such event, the Issuer shall either establish its own Book-Entry System or use reasonable efforts to locate another securities depository. Under such circumstances (if there is no successor Securities Depository), the Issuer and the Trustee shall be obligated to deliver definitive Series 2003-2 Notes as described in this Indenture and in accordance with subsection (f) below. In the event definitive Series 2003-2 Notes are issued, the provisions of the Indenture and this Supplemental Indenture shall apply to such definitive Series 2003-2 Notes in all respects, including, among other things, the transfer and exchange of such Series 2003-2 Notes and the method of payment of principal or Prepayment Price of and interest on such Series 2003-2 Notes. Whenever the Securities Depository requests the Issuer and the Trustee to do so, the Issuer and the Trustee will cooperate with the Securities Depository in taking appropriate action after reasonable notice (i) to make available one or more separate definitive Series 2003-2 Notes to any Participant having Series 2003-2 Notes credited to its account with the Securities Depository or (ii) to arrange for another securities depository to maintain custody of definitive Series 2003-2 Notes.

(d) Notwithstanding any other provision of the Indenture to the contrary, so long as any Series 2003-2 Note is registered in the name of the nominee of the Securities Depository, all payments with respect to the principal or Prepayment Price of and interest on such Series 2003-2 Note and all notices with respect to such Series 2003-2 Note shall be made and given, respectively, to the Securities Depository as provided in its letter of representations.

(e) In connection with any notice or other communication to be provided to Holders pursuant to the Indenture by the Issuer or the Trustee or with respect to any consent or other action to be taken by Holders, the Issuer or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Securities Depository notice of such record date not less than 15 calendar days in advance of such record date (or such longer time as may be required by the Securities Depository) to the extent possible. Such notice to the Securities Depository shall be given only when the Securities Depository is the sole Holder.

(f) In the event that any transfer or exchange of Series 2003-2 Notes is permitted under subsection (b) or (c) of this Section 17, such transfer or exchange shall be accomplished upon receipt by the Trustee from the registered Holder thereof of the Series 2003-2 Notes to be transferred or exchanged and appropriate instruments of transfer to the permitted transferee, all in accordance with the applicable provisions of the Indenture. In the event definitive Series 2003-2 Notes are issued to Holders other than the nominee of the Securities Depository, or another securities depository as Holder of all the Series 2003-2 Notes, the provisions of the Indenture shall also apply to, among other things, the printing of such definitive Series 2003-2 Notes and the methods of payment of principal or Prepayment Price of and interest on such Series 2003-2 Notes.

           Section 9.  Limitation on Fees.

(a) For so long as any Series 2003-2 Notes shall be Outstanding, the Issuer covenants and agrees that the Note Fees with respect to the Series 2003-2 Notes to be paid, or reimbursed to the Issuer, from the Administration Fund shall not, in any year, exceed the sum of the annual fees of the Trustee, the Delaware Trustee and the Eligible Lender Trustee in effect as of the Closing Date, unless the Rating Agency Condition is satisfied with respect to any such excess amount.

(b) The Issuer covenants and agrees that the aggregate amount of Servicing Fees, Administration Fees and Note Fees paid from the Administration Fund shall not, in any Fiscal Year, exceed the sum of such fees provided for in the Cash Flows provided to each Rating Agency on the Closing Date for the Series 2003-2 Notes, unless a Rating Agency Condition is satisfied with respect to any such excess amount.

           Section 10.  Certain Designations Pursuant to the Indenture.

(a) For so long as any Notes shall be Outstanding, for purposes of the Indenture:

(i) the "Senior Asset Requirement" shall mean that, as of the date of determination, the Senior Asset Percentage is at least equal to 107% and the Subordinate Asset Percentage is at least equal to 100.5% or such lesser percentage as permitted upon satisfaction of a Rating Agency Condition;

(ii) the "Asset Release Requirement" shall mean that, as of the date of determination, (A) the Senior Asset Percentage is at least equal to 107% and the Subordinate Asset Percentage is at least equal to 101.5% and (B) the Aggregate Value of assets held under the Indenture, less the principal amount of all Notes Outstanding will exceed $2,000,000 after release or payment; provided, however, that if any Financed Eligible Loan shall have ceased to be an Eligible Loan because it has lost its Guarantee as a result of marketing operations of College Loan Corporation and not servicer error and such Financed Student Loan remains in the Trust Estate as of such date of determination (a "Non-Guaranteed Loan"), then Asset Release Requirement shall mean, as of the date of determination and after release or payment, that (A) the Aggregate Value less the sum of all accrued interest on Outstanding Senior Notes, all accrued Issuer Swap Payments with respect to Senior Swap Agreements and all accrued fees with respect to Senior Credit Enhancement Facilities is equal to at least 105% of the principal amount of all Senior Notes Outstanding plus 100% of the unpaid principal and accrued interest on the Non-Guaranteed Loans remaining in the Trust Estate, (B) the Aggregate Value less the sum of all accrued interest on all Outstanding Subordinate Notes, all accrued Issuer Swap Payments (other than with respect to Junior Subordinate Swap Agreements) and all accrued fees with respect to Credit Enhancement Facilities (other than Junior Subordinate Credit Enhancement Facilities) is equal to at least 101.5% of the principal amount of all Notes Outstanding plus 100% of the unpaid principal and accrued interest on the Non-Guaranteed Loans remaining in the Trust Estate and (C) the Aggregate Value of assets held under the Indenture, less the principal amount of all Notes Outstanding will exceed $2,000,000 after release or payment; or in all cases such lesser percentages or amounts as may be permitted upon satisfaction of a Rating Agency Condition; and

(iii) the "Premium" for each Eligible Loan acquired by the Issuer shall mean the portion of the purchase price paid by the Issuer that exceeds the outstanding Principal Balance of such Eligible Loan as of its date of acquisition; provided, however, at no time shall the total Premiums paid for Eligible Loans acquired by the Issuer with the proceeds of the Series 2003-2 Notes exceed 4% of the Principal Balance of such Eligible Loans.

(b) For purposes of making the deposits required by Section 4.07(a) of the Indenture with respect to the Series 2003-2 Notes, for any Interest Period for which the actual Applicable Interest Rate with respect to a series of Series 2003-2 Notes is not known on the Monthly Calculation Date, such series of Series 2003-2 Notes shall be assumed to bear interest at the rate determined by the Issuer and set forth in an Issuer Order.

(c) The Issuer will not enter into a Joint Sharing Agreement except upon satisfaction of a Rating Agency Condition.

(d) So long as the Series 2003-2 Notes are Outstanding, the Issuer shall not:

(i) redeem any Subordinate Notes on Junior Subordinate Notes;

(ii) direct the Trustee to sell Student Loans financed with moneys in the Acquisition Fund pursuant to clause (b) of the seventh paragraph of Section 4.02 of the Indenture unless the proceeds of such sale are deposited into the Retirement Account to provide the payment of principal of a series of Notes on their Stated Maturity; or

(iii) invest money pursuant to Section 4.10 of the Indenture directly in Investment Securities consisting of commercial paper issued by an entity that has provided affiliates of the Issuer with financing for Student Loans that are part of the Trust Estate.

           Section 11.  Mandatory Redemption of or Distributions of Principal With Respect to Notes.

(a) For purposes of Section 3.03 of the Indenture and subject to the provisions of Section 3.02 of the Indenture, if less than all Outstanding Series 2003-2 Notes are to be redeemed, the particular series from which Notes shall be redeemed will be determined pursuant to Section 7 of this Fourth Supplement.

(b) For purposes of Section 3.03 of the Indenture, any Supplemental Indenture pursuant to which any series of Notes is issued may provide that amounts transferred to the Retirement Account for the mandatory redemption of, or distribution of principal with respect to, Notes shall be applied to such series of Notes, or any portions thereof, either prior to or after the application of such amounts to the Series 2003-2 Notes, or shall be allocated between such series of Notes and the Series 2003-2 Notes in any other manner. Notwithstanding Section 3.03 of the Indenture, so long as any Series 2003-2 Notes are Outstanding, the Issuer covenants that it will not make any payments pursuant to Section 4.05(k) of the Base Indenture.

           Section 12.  List of Non-Business Days. The Trustee shall provide to the Auction Agent on the initial Closing Date, and on or before December 31 of each year and upon any change in the state in which the Trustee’s Principal Office is located, a list of all legal holidays in the state in which the Principal Office of the Trustee is located during the ensuing calendar year.

           Section 13.  Certain Findings, Determinations and Designations. The Issuer hereby finds and determines as follows:

(a) This Fourth Supplement supplements the Indenture, constitutes and is a "Supplemental Indenture" within the meaning of such term as defined and used in the Indenture and is executed under and pursuant to the Indenture.

(b) The Series 2003-2A-1 Senior Notes, the Series 2003-2A-2 Senior Notes and the Series 2003-2A-3 Senior Notes constitute, and are hereby designated as, "Senior Notes" within the meaning of the term as defined and used in the Indenture and are on parity with all other Senior Notes previously issued pursuant to the terms of the Indenture.

(c) Upon receipt of the proceeds of the sale of the Series 2003-2 Notes, (i) the revenues and other moneys and property pledged under the Indenture will not be encumbered by any lien or charge thereon or pledge thereof, other than the lien and charge thereon and pledge thereof created by the Indenture for the payment and security of the Notes and (ii) there will not be outstanding any bonds, notes or other evidences of indebtedness payable from and secured by a lien on or pledge or charge upon the revenues and other moneys and property pledged under the Indenture.

(d) There does not exist an "Event of Default," within the meaning of such term as defined in the Indenture, which is continuing, nor does there exist any condition, which, after the passage of time, would constitute such an "Event of Default."

           Section 14.   Conditions Precedent. Each series of Series 2003-2 Notes shall be executed, authenticated and delivered on the Closing Date subject to the satisfaction of the conditions precedent set forth in Section 2.02 of the Indenture.

           Section 15.  [Reserved]

           Section 16.  Notices to the Eligible Lender Trustee and the Trustee. In accordance with Section 10.04 of the Indenture, all notices, certificates and communications to the Eligible Lender Trustee and the Trustee shall be addressed as follows:

        To the Eligible
          Lender Trustee:         Deutsche Bank Trust Company Americas
                                  60 Wall Street
                                  MS NYC 60-2606
                                  New York, NY 10005-2858
                                  Attention: Corporate Trust & Agency Services

        To the Trustee:
                                  Deutsche Bank Trust Company Americas
                                  60 Wall Street
                                  MS NYC 60-2606
                                  New York, NY 10005-2858
                                  Attention: Corporate Trust & Agency Services

           Section 17.  Governing Law. This Fourth Supplement shall be governed by and be construed in accordance with the laws of the State of New York without giving effect to the conflicts-of-laws principles thereof.

           Section 18.  Headings. The headings or titles of the several sections hereof shall be solely for convenience of reference and shall not affect the meaning or construction, interpretation or effect of this Fourth Supplement.

           Section 19.  Severability. If any provision of this Fourth Supplement shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions or in all cases because it conflicts with any provisions of any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever.

           The invalidity of any one or more phrases, sentences, clauses or paragraphs in this Fourth Supplement contained shall not affect the remaining portions of this Fourth Supplement or part thereof.

           Section 20.  Counterparts; Facsimile. This Fourth Supplement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Fourth Supplement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Fourth Supplement. Any party delivering an executed counterpart of this Fourth Supplement by facsimile shall also deliver an original executed counterpart of this Fourth Supplement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Fourth Supplement.

           Section 21.  Effect of Fourth Supplement. Upon the execution and delivery of this Fourth Supplement, the Indenture shall be supplemented in accordance herewith, and this Fourth Supplement shall form a part of the Indenture for all purposes and every Holder of Notes hereafter authenticated and delivered and Other Beneficiary under the Indenture shall be bound hereby.

           Section 22.  Rights, Privileges and Immunities of Trustee. The rights, privileges and immunities afforded the Trustee in Article 7 of the Indenture shall apply to this Fourth Supplement as if fully set forth herein.

[Execution Pages Follow]

           IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

COLLEGE LOAN CORPORATION TRUST I By Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee By /s/ Patricia Evans Name Patricia Evans Title Assistant Vice President

          IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By /s/ Louis Bodi Name Louis Bodi Title Vice President

SCHEDULE I

TARGETED BALANCE SCHEDULE

                               Series 2003-2A-1         Series 2003-2A-2    Series 2003-2A-3
           Quarterly              Senior Notes            Senior Notes         Senior Notes
       Distribution Date       Targeted Balance        Targeted Balance     Targeted Balance
       ----------------        ----------------        -----------------    ------------------

Original Balance                $   345,000,000          $   646,800,000      $   308,200,000
January 25, 2004                $   314,500,000          $   646,800,000      $   308,200,000
April 25, 2004                  $   273,500,000          $   646,800,000      $   308,200,000
July 25, 2004                   $   224,300,000          $   646,800,000      $   308,200,000
October 25, 2004                $   175,100,000          $   646,800,000      $   308,200,000
January 25, 2005                $   125,700,000          $   646,800,000      $   308,200,000
April 25, 2005                  $    75,000,000          $   646,800,000      $   308,200,000
July 25, 2005                   $    25,000,000          $   646,800,000      $   308,200,000
October 25, 2005                $             0          $   591,200,000      $   308,200,000
January 25, 2006                $             0          $   511,900,000      $   308,200,000
April 25, 2006                  $             0          $   430,900,000      $   308,200,000
July 25, 2006                   $             0          $   349,700,000      $   308,200,000
October 25, 2006                $             0          $   268,600,000      $   308,200,000
January 25, 2007                $             0          $   186,800,000      $   308,200,000
April 25, 2007                  $             0          $   103,600,000      $   308,200,000
July 25, 2007                   $             0          $    25,000,000      $   308,200,000
October 25, 2007                $             0          $             0      $   297,600,000
January 25, 2008                $             0          $             0      $   272,600,000
April 25, 2008                  $             0          $             0      $   239,300,000
July 25, 2008                   $             0          $             0      $   179,300,000
October 25, 2008                $             0          $             0      $   114,300,000
January 25, 2009                $             0          $             0      $    52,300,000
April 25, 2009                  $             0          $             0      $             0

EXHIBIT A

FORM OF SERIES 2003-2 NOTES

           Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its Agent for registration of transfer, exchange, or payment, and any Note issued is registered in the name of CEDE & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to CEDE & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the Registered Owner hereof, CEDE & Co., has an interest herein.

                             Student Loan Asset-Backed Note
                                 Senior Series 2003-2A-_

No. __-____                                      $____________

STATED MATURITY DATE        DATE OF ORIGINAL ISSUE               INTEREST RATE          CUSIP

_______, 20__                  October 9, 2003                   LIBOR + __%             _____ ___

Registered Holder:       Cede & Co.
Principal Amount:

           For Value Received, College Loan Corporation Trust I, a Delaware statutory trust (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), acknowledges itself indebted and hereby promises to pay to the registered holder specified above, or registered assigns (the “Registered Holder”), but solely from the revenues and receipts hereinafter specified and not otherwise, the Principal Amount specified above on the Stated Maturity Date specified above (subject to the right of prior redemption hereinafter mentioned), upon presentation and surrender of this Note at the Principal Office of the Trustee (as hereinafter defined), as Paying Agent for the Series 2003-2 Notes (as hereinafter defined), or a duly appointed successor Paying Agent, and to pay interest on said Principal Amount, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Holder hereof from the date hereof until the payment of said Principal Amount has been made or duly provided for, payable on each Interest Payment Date and at Maturity, at the Applicable Interest Rate (as hereinafter described), and at the same rate per annum (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest. Payment of interest on this Note on each regularly scheduled Interest Payment Date shall be made by check or draft drawn upon the Paying Agent and mailed to the person who is the Registered Holder hereof as of 5:00 p.m. on the applicable Regular Record Date at the address of such Registered Holder as it appears on the Note Register maintained by the Note Registrar, or, if the Registered Holder of this Note is the Registered Holder of Series 2003-2 Notes in the aggregate principal amount of $1,000,000 or more (or, if less than $1,000,000 in Principal Amount of Series 2003-2 Notes is outstanding, the Holder of all outstanding Series 2003-2 Notes), at the direction of such Registered Holder received by the Paying Agent by 5:00 p.m. on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Registered Holder. In addition, interest on this Note is payable at the Maturity hereof in the same manner as the principal hereof, unless the date of such Maturity is a regularly scheduled Interest Payment Date, in which event interest is payable in the manner set forth in the preceding sentence. Any interest not so timely paid or duly provided for (herein referred to as “Defaulted Interest”) shall cease to be payable to the person who is the Registered Holder hereof at the close of business on the Regular Record Date and shall be payable to the person who is the Registered Holder hereof at the close of business on a Special Record Date for the payment of any such defaulted interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest, and notice of the Special Record Date shall be given to the Registered Holder hereof not less than ten days prior thereto by first-class mail to such Registered Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the special record date and the date fixed for the payment of such defaulted interest. The principal of, premium, if any, and interest on this Note are payable in lawful money of the United States of America.

           This Note is one of an authorized series of Senior Notes (collectively referred to herein as the “Series 2003-2 Notes”) issued by the Issuer pursuant to an Amended and Restated Indenture of Trust, dated as of October 1, 2003 (as supplemented and amended previously and as supplemented by the Fourth Supplement dated as of October 1, 2003 and as may be further supplemented and amended, the “Indenture”), from the Issuer and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as eligible lender trustee, to Deutsche Bank Trust Company Americas, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture).

           Reference is hereby made to the Indenture, copies of which are on file in the principal corporate trust office of the Trustee, and to all of the provisions of which any Registered Holder of this Note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes and Other Obligations secured thereunder; the student loan acquisition program being financed by the issuance of the Notes; the revenues and other moneys pledged to the payment of the principal of and premium, if any, and interest on the Notes and the Other Obligations; the nature and extent and manner of enforcement of the pledge; the conditions upon which Notes may be issued or Other Obligations may be incurred by the Issuer thereunder, payable from such revenues and other moneys thereunder as Senior Obligations or Subordinate Obligations; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Holders of the Notes; the rights and remedies of the Registered Holder hereof with respect hereto and thereto, including the limitations upon the right of a Registered Holder hereof to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts and covenants made therein may be discharged at or prior to the maturity or redemption of this Note, and this Note thereafter no longer be secured by the Indenture, or be deemed to be Outstanding thereunder; and for the other terms and provisions thereof. Terms used with initial capital letters but not defined in this Note have the respective meanings given such terms in the Indenture. The Series 2003-2 Notes are being issued as, and will constitute, Senior Notes under the Indenture.

           The Notes and Other Obligations are limited obligations of the Issuer, payable solely from the Trust Estate created under the Indenture, consisting of certain revenues and Funds and Accounts pledged under the Indenture including, but not limited to, payments of principal and interest made by obligors of Financed Student Loans and available Note proceeds.

           Interest payable on this Series 2003-2 Note shall be computed on the basis of a 360-day year for the number of days actually elapsed, and is payable on each regularly scheduled Interest Payment Date prior to the Maturity hereof and at the Maturity hereof. The interest payable on each Interest Payment Date for this Note shall be that interest which has accrued through the last day of the last complete Interest Period immediately preceding the Interest Payment Date or, in the case of the Maturity hereof, the last day preceding the date of such Maturity. The Applicable Interest Rate shall be effective as of and on the first day (whether or not a Business Day) of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

           The unpaid principal amount hereof from time to time outstanding shall bear interest at an Applicable Interest Rate, payable on each Interest Payment Date and at the Maturity hereof such interest to accrue from the later of the date hereof or the date through which interest has been paid or duly provided for.

           The Interest Period, the Applicable Interest Rate, the method of determining the Applicable Interest Rate on each of the Series 2003-2 Notes and the redemption provisions of the Series 2003-2 Notes will be determined in accordance with the terms, conditions and provisions of the Fourth Supplement, to which terms, conditions and provisions specific reference is hereby made, and all of which terms, conditions and provisions are hereby specifically incorporated herein by reference.

           The determination of the Applicable Interest Rate by the Trustee or any other authorized Person pursuant to the provisions of the Fourth Supplement shall be conclusive and binding on the Holders of the Series 2003-2 Notes to which such Applicable Interest Rate applies.

           Notwithstanding any provision of this Note to the contrary, in no event shall the cumulative amount of interest paid or payable on this Note (including interest calculated as provided herein, plus any other amounts that constitute interest on this Note under applicable law, which are contracted for, charged, reserved, taken or received pursuant to this Note or related documents) calculated from the date of issuance of this Note through any subsequent day during the term of this Note or otherwise prior to payment in full of this Note exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or related documents or otherwise contracted for, charged, reserved, taken or received in connection with this Note, or if the redemption or acceleration of the Maturity of this Note results in payment to or receipt by the Registered Holder or any former Registered Holder hereof of any interest in excess of that permitted by applicable law, then notwithstanding any provision of this Note or related documents to the contrary all excess amounts theretofore paid or received with respect to this Note shall be credited on the principal balance of this Note (or, if this Note has been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of this Note and related documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Note and under the related documents.

           If provision is made for the payment of principal of and interest on this Note in accordance with the Indenture, this Note shall no longer be deemed Outstanding under the Indenture, shall cease to be entitled to the benefits of the Indenture and shall thereafter be payable solely from the funds provided for such payment.

           If an Event of Default shall occur, the principal of all the Outstanding Notes may and, under certain circumstances, shall be declared due and payable in the manner and with the effect provided in the Indenture.

           The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes and Other Beneficiaries under the Indenture at any time by the Issuer with, among other things, the consent of the Holders of two-thirds of the aggregate principal amount of Senior Notes at the time Outstanding, if affected thereby, and with the consent of the Holders of two-thirds of the aggregate principal amount of Subordinate Notes at the time Outstanding, if affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Senior Notes at the time Outstanding or Other Senior Beneficiaries or, if no Senior Obligations are Outstanding, the Holders of specified percentages in aggregate principal amount of the Subordinate Notes at the time Outstanding or Other Subordinate Beneficiaries, on behalf of the Holders of all the Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Registered Holder of this Note and upon all future Registered Holders hereof and of any Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

           The Issuer may require payment by the Registered Holder hereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note, other than certain exchanges specifically exempted under the Indenture and not involving any transfer.

           The Issuer, the Trustee, each Paying Agent, any Authenticating Agent, the Note Registrar and any other agent of the Issuer may treat the Person in whose name this Note is registered on the Note Register as the absolute owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee, any Paying Agent, any Authenticating Agent, the Note Registrar nor any other such agent shall be affected by notice to the contrary.

           It Is Hereby Certified, Recited, Covenanted and Declared that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the issuance of this Note have happened, do exist, and have been performed in regular and due time, form and manner as so required.

           This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee or by the Authenticating Agent by the manual signature of one of its authorized representatives.

           It is expressly understood and agreed by the holder hereof that (a) the Indenture and this Note each is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Delaware Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it; (b) each of the representations, undertakings and agreement in the Indenture and this Note made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer; (c) nothing contained in the Indenture and this Note shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained in the Indenture and this Note, all such liability, if any, being expressly waived by the holder hereof and by any Person claiming by, through or under the holder hereof; and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Indenture, this Note or the other Basic Documents.

[Execution Page Follows]

           IN WITNESS WHEREOF, the Issuer has caused this Series 2003-2 Note to be executed in its name by the manual signature of the Delaware Trustee.

           Dated: _______ __, 200_

COLLEGE LOAN CORPORATION TRUST I

By     Wilmington Trust Company, not in its individual
             capacity but solely as Delaware Trustee

By_______________________________________________
Name_____________________________________________
Title____________________________________________

[CERTIFICATE OF AUTHENTICATION FOLLOWS]

CERTIFICATE OF AUTHENTICATION

           This Note is one of the Notes of the series designated therein and issued under the provisions of the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By_______________________________________________ Name_____________________________________________ Title____________________________________________

[FORM OF ASSIGNMENT FOLLOWS]

ASSIGNMENT

           For Value Received the undersigned hereby sells, assigns and transfers unto _____________________ the within Note and irrevocably appoints ______________________, attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

           Dated: ____________________________

Please Insert Social Security or Other Identifying Number of Assignee ______________________________________ Signature Guaranteed: ______________________________________

______________________________________
Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without any alteration whatsoever.

EXHIBIT B

RATING AGENCY CONDITION